UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

mPHASE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, mPhase Technologies, Inc. (the “Company”) hereby amends the following Current Report on Form 8-K to further disclose the Company’s Product License and Content Agreement (the “Agreement”) with iLearningEngines, Inc. (“ILE”) under the required Item 1.01. Entry Into a Material Definitive Agreement:

●	Current Report on Form 8-K (the “Current Report”) filed with the Securities and Exchange Commission on August 20, 2019, to disclose the Company’s Product License and Content Agreement with ILE as described in that Current Report.

Item 1.01. Entry Into a Material Definitive Agreement.

On August 12, 2019, mPhase Technologies, Inc., a New Jersey corporation (the “Company”), entered into a Product License and Content Agreement (“Agreement”) with iLearningEngines, Inc., a Delaware corporation (“ILE”).

Under the terms of the three-year Agreement, the Company will utilize the ILE Artificial Intelligence (“AI”) engine to deliver customized learning and performance analytics solutions. The Company will develop the customized learning software solutions and curriculum through direct agreements with customers in the ILE ecosystem, but may also include non-ILE customers. Each of the ILE Learning and AI Logic licenses (“Licenses”) of this Agreement are subscription based and structured as an annual per site license. The per annum cost of the Licenses of $22.5 million was determined based upon estimated annual revenue by mPhase of $30 million, generated solely from the deployment of the Licenses within this Agreement to customers. In the event mPhase’s annual revenue is less than $30 million, a rebate of the per annum cost of the Licenses will be issued by ILE to mPhase on a basis that is proportionate to the annual revenue shortfall. For example, if the annual revenue by mPhase generated solely from the utilization of the Licenses within this Agreement were to be $20 million, only $15 million would be due to ILE under this Agreement, and a rebate in the amount of $7.5 million would be issued by ILE to mPhase.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information set forth in Item 1.01 of this Current Report on Form 8-K/A is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Product License and Content Agreement, dated as of August 12, 2019, by and among mPhase Technologies, Inc. and iLearningEngines, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPhase Technologies, Inc.

Dated: August 23, 2019	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer